Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Equity Incentive Plan of BioForm Medical, Inc. of our report dated September 25, 2009, with respect to the consolidated financial statements and schedule of BioForm Medical, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2009 filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Milwaukee, Wisconsin

September 25, 2009